Exhibit 10.1

FIRST AMENDMENT TO THE
THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Third Amended and Restated Employment Agreement dated as of the 25th of May 2004, (the “Agreement”) by and between Willis Group Holdings Limited, a company established under the laws of Bermuda (“Willis Holdings”), Willis North America Inc. (“Willis US”, collectively with Willis Holdings “Employer”) and Joseph J. Plumeri (“Executive”) is entered into on the date set forth below (the “First Amendment”).

1.               All terms not defined herein shall have the meaning set forth in the Agreement.

2.               Section 2(a) shall be replaced in its entirety to read:

(a)            Term.  This Agreement shall become effective as of the Commencement Date.  Unless terminated earlier pursuant to Section 2(b), below, Executive’s employment hereunder shall remain in effect until the day after the ninth anniversary of the Commencement Date.  For purposes of this Agreement, the nine-year employment term (which began on the Commencement Date) shall be deemed to be the “Term”, and each twelve-month period commencing on the Commencement Date and on each anniversary thereof occurring during the Term shall be deemed to be a “Contract Year”.

3.     Section 7(l) shall be added to the Agreement and shall read as follows:

(l)                Code Section 409A.

(i)                The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  If any provision herein (or any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Internal Revenue Code Section 409A, the Company shall, after consulting with the Executive, reform such provision to try to comply with Code Section 409A; provided that such modification shall, to the maximum extent practicable, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.

(ii)             Notwithstanding any provision to the contrary in this Agreement and subject to subsection (iii), if the Executive is deemed on the Date of Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is required to be delayed in compliance with

Section 409A(a)(2)(B) such payment or benefit shall not be made or provided (subject to the last sentence hereof) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his “separation from service” (as such term is defined under Code Section 409A) or (ii) the date of his death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Executive that would not be required to be delayed if the premiums therefore were paid by the Executive, the Executive shall pay the full cost of premiums for such welfare benefits during the Delay Period and the Company shall pay the Executive an amount equal to the amount of such premiums paid by the Executive during the Delay Period promptly after its conclusion.

4.     All other terms of the Agreement shall remain in full force and effect.

In Witness Whereof, the parties hereto have executed this First Amendment as of the 9th day of March 2007.

WILLIS NORTH AMERICA INC.

By:
Name:
Title:

WILLIS GROUP HOLDINGS LIMITED

By:
Name:
Title:

EXECUTIVE

Joseph J. Plumeri